Exhibit 99.1

Jeff Hansen
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Jeff.Hansen@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Third Quarter Financial Results
ORLANDO, Fla. – November 2, 2017 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported third quarter financial results and updated its guidance for the full year 2017.
Due to the change in the company’s financial reporting calendar beginning in 2017, the third quarter of 2017 included the period from July 1, 2017 through September 30, 2017 (92 days) compared to the 2016 third quarter, which included the period from June 18, 2016 through September 9, 2016 (84 days). Prior year results have not been restated for the change in the company’s reporting calendar.
During the third quarter of 2017, over 20 of the company’s properties in its North America segment were negatively impacted by one or both of Hurricane Irma and Hurricane Maria (the “Hurricanes”). As a result of the mandatory evacuations, shutdowns and cancellations of reservations and scheduled tours resulting from the Hurricanes, the company’s sales operations at several of its locations, primarily those located on St. Thomas (USVI) and on Marco Island and Singer Island in Florida, were adversely impacted along with rental and ancillary operations.
Third Quarter 2017 Highlights:

•	Net income was $40.8 million, or $1.47 fully diluted earnings per share (“EPS”), compared to net income of $26.8 million, or $0.97 fully diluted EPS, in the third quarter of 2016.

•
Adjusted net income was $39.0 million, compared to adjusted net income of $26.6 million in the third quarter of 2016, an increase of 47 percent. Adjusted fully diluted EPS was $1.41, compared to adjusted fully diluted EPS of $0.96 in the third quarter of 2016, an increase of 47 percent.

•
The company estimates that the Hurricanes negatively impacted adjusted net income and adjusted fully diluted EPS by $1.1 million, and $0.04, respectively, in the third quarter. Excluding that impact, adjusted net income and adjusted fully diluted EPS would have totaled $40.1 million, and $1.45, respectively.

•	Adjusted EBITDA totaled $74.0 million, an increase of $23.3 million, or 46 percent, year-over-year.

•
The company estimates that the Hurricanes negatively impacted adjusted EBITDA by approximately $3.3 million in the third quarter. Excluding that impact, adjusted EBITDA would have totaled approximately $77.3 million in the third quarter, an increase of 53 percent.

•
Total company vacation ownership contract sales were $198.5 million, an increase of $28.6 million, or 17 percent, compared to the prior year period. North America vacation ownership contract sales were $179.2 million, an increase of $28.3 million, or 19 percent, compared to the prior year period.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 2

•
Excluding the estimated impact of the change in the company’s financial reporting calendar, total company and North America vacation ownership contract sales would have increased 6 percent and 8 percent, respectively, compared to the prior year period.

•
The company estimates that the Hurricanes negatively impacted contract sales by approximately $12 million in the third quarter. Excluding that impact, as well as the impact of the change in the financial reporting calendar, total company and North America vacation ownership contract sales would have grown by approximately 13 percent and 15 percent, respectively, over the prior year period.

•	North America VPG totaled $3,482, a 3 percent increase from the third quarter of 2016. North America tours increased 18 percent year-over-year.

•	Excluding the estimated impact of the change in the company’s financial reporting calendar, tours would have increased 7 percent compared to the prior year period.

•
In addition, the company estimates that the Hurricanes negatively impacted tour growth by approximately 6.5 percentage points. Excluding that impact, as well as the impact of the change in the financial reporting calendar, tours would have increased 13 percent over the prior year period.

•	During the third quarter of 2017, the company repurchased 695,885 shares of its common stock for $79 million.
“I am very pleased with our continued contract sales and adjusted EBITDA growth in the third quarter of 2017.  While obviously impacted by the hurricanes in the Caribbean and southeastern U.S., our business continues to grow from the ramp-up of our new locations, as well as from marketing programs that continue to grow our tour flow,” said Stephen P. Weisz, president and chief executive officer. “Excluding the adverse impacts from the hurricanes, our expectations for contract sales, adjusted EBITDA, and adjusted free cash flow remain on target for the full year.  On a more personal level, I could not be more proud of how our entire company came through the many challenges we faced in the quarter.  Our associates survived historic storms and unexplainable tragedies by displaying their unending flexibility, tenacity, and perseverance to help each other, their communities, and our guests.”
Non-GAAP financial measures, such as adjusted net income, adjusted EBITDA, adjusted fully diluted earnings per share, adjusted free cash flow, and adjusted development margin are reconciled and adjustments are shown and described in further detail on pages A-1 through A-14 of the Financial Schedules that follow.
Third Quarter 2017 Results
As a result of the change in the company’s financial reporting calendar, financial results for the third quarter 2017 include the impact of eight additional days of operations.
Company Results
Third quarter 2017 company net income was $40.8 million, a $14.0 million increase from the third quarter of 2016. Excluding the impact of the provision for income taxes, these results were driven by $20.0 million of higher development margin, $6.5 million of higher gains and other income, $4.0 million of higher financing revenues net of expenses and consumer financing interest expense, $1.8 million of higher resort management and other services revenues net of expenses, and $0.2 million of lower acquisition costs, partially offset by $4.5 million of higher general and administrative costs, $2.7 million of lower rental revenues net of expenses, $2.0 million of higher litigation settlement costs, $0.6 million of higher royalty fees, and $0.4 million of higher interest expense.
Total company vacation ownership contract sales were $198.5 million, $28.6 million, or 17 percent, higher than the third quarter of 2016. These results were driven by $28.3 million of higher contract sales in the company’s North America segment and $1.4 million of higher contract sales in the company’s Asia Pacific segment, partially offset by $1.0 million of lower contract sales in the company’s Europe segment. Excluding the estimated impact of the change in the company’s financial reporting calendar, total company vacation ownership contract sales would have increased 6 percent, compared to the prior year period. In addition, the company estimates that the Hurricanes negatively impacted contract sales by approximately $12 million in the third quarter. Excluding that impact, as well as the impact of the change in the financial reporting calendar, contract sales would have grown by approximately 13 percent over the prior year period.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 3

Development margin was $37.2 million, a $20.0 million increase from the third quarter of 2016. Development margin percentage was 20.6 percent compared to 13.1 percent in the prior year quarter. The increase in development margin reflected $13.1 million related to favorable revenue reportability year-over-year, $5.5 million from higher contract sales volumes net of expenses, $4.5 million from lower product costs, and $3.4 million from lower sales reserve activity, partially offset by $6.5 million of higher marketing and sales costs including costs to ramp-up the company’s newest sales distributions. Adjusted development margin percentage, which excludes the impact of revenue reportability and other charges, was 21.3 percent in the third quarter of 2017 compared to 19.7 percent in the third quarter of 2016. The company estimates that the Hurricanes negatively impacted adjusted development margin by 0.5 percentage points in the third quarter of 2017.
Rental revenues totaled $81.2 million, a $7.4 million increase from the third quarter of 2016. Rental revenues net of expenses were $10.1 million, a $2.7 million decrease from the third quarter of 2016. The company estimates that the Hurricanes impacted rental revenues net of expenses by roughly $1.5 million in the third quarter of 2017.
Resort management and other services revenues totaled $76.9 million, a $6.7 million increase from the third quarter of 2016. Resort management and other services revenues, net of expenses, totaled $32.2 million, a $1.8 million, or 6 percent, increase from the third quarter of 2016.
Financing revenues totaled $34.7 million, a $5.6 million increase from the third quarter of 2016. Financing revenues, net of expenses and consumer financing interest expense, were $23.1 million, a $4.0 million, or 21 percent, increase from the third quarter of 2016.
Gains and other income totaled $7.0 million in the third quarter of 2017 including $8.7 million in net insurance proceeds related to the settlement of business interruption insurance claims arising from Hurricane Matthew, partially offset by a charge of $1.7 million associated with the estimated property damage insurance deductibles and impairment of property and equipment at several of our resorts that were impacted by the 2017 Hurricanes.
Net income was $40.8 million, compared to net income of $26.8 million in the third quarter of 2016, an increase of $14.0 million, or 52 percent. Adjusted net income was $39.0 million, compared to adjusted net income of $26.6 million in the third quarter of 2016, an increase of 47 percent. Adjusted EBITDA was $74.0 million, a $23.3 million, or 46 percent, increase from $50.6 million in the third quarter of 2016. The company estimates that the Hurricanes negatively impacted adjusted net income and adjusted EBITDA by approximately $1.1 million and $3.3 million, respectively, in the third quarter. Excluding that impact, adjusted net income and adjusted EBITDA would have totaled approximately $40.1 million and $77.3 million, respectively, in the third quarter of 2017.
Segment Results
North America
North America vacation ownership contract sales were $179.2 million, an increase of $28.3 million, or 19 percent, from the prior year period, reflecting higher sales from existing sales centers driven by the success of our new marketing programs, as well as the continued ramp-up of the company’s newest sales distributions. VPG increased 3 percent to $3,482 in the third quarter of 2017 from the third quarter of 2016. Total tours in the third quarter of 2017 increased 18 percent, reflecting a 23 percent increase in first time buyer tours and a 15 percent increase in owner tours. Excluding the estimated impact of the change in the company’s financial reporting calendar, vacation ownership contract sales and tours would have increased 8 percent and 7 percent, respectively, compared to the prior year period. In addition, the company estimates that the Hurricanes negatively impacted contract sales by approximately $12 million and tour growth by roughly 6.5 percentage points in the third quarter. Excluding that impact, as well as the impact of the change in the financial reporting calendar, contract sales and tours would have grown by approximately 15 percent and 13 percent, respectively, over the prior year period.
Third quarter 2017 North America segment financial results were $103.9 million, an increase of $21.6 million from the third quarter of 2016. The increase was driven primarily by $20.4 million of higher development margin, $5.4 million of higher financing revenues, $1.7 million of higher resort management and other services revenues net of expenses, $0.9 million of lower royalty fees, and $0.1 million of lower acquisition costs, partially offset by $3.0 million of lower rental revenues net of expenses, $2.0 million of higher litigation settlement costs and $1.7 million of lower gains and other income.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 4

Development margin was $38.7 million, a $20.4 million increase from the third quarter of 2016. Development margin percentage was 23.7 percent compared to 15.8 percent in the prior year quarter. The increase in development margin reflected $11.8 million related to favorable revenue reportability year-over-year, $5.9 million from higher contract sales volumes net of expenses, $4.4 million from lower product costs, $2.8 million from lower sales reserve activity, and $0.5 million from favorable product cost true-up activity year-over-year, partially offset by $5.1 million of higher marketing and sales costs including costs to ramp-up the company’s newest sales distributions. Adjusted development margin percentage, which excludes the impact of revenue reportability and other charges, was 24.4 percent in the third quarter of 2017, compared to 22.0 percent in the third quarter of 2016. The company estimates that the Hurricanes negatively impacted adjusted development margin by 0.3 percentage points in the third quarter of 2017.
Asia Pacific
Total vacation ownership contract sales in the segment were $12.6 million, an increase of $1.4 million, or 13 percent, from the third quarter of 2016, due primarily to the opening of the newest sales distribution in Surfers Paradise, Australia in the second quarter of 2016. Segment financial results were a loss of $0.5 million, a $1.7 million decrease from the third quarter of 2016. Excluding the estimated impact of the change in the company’s financial reporting calendar, vacation ownership contract sales would have decreased 1 percent compared to the prior year period.
Europe
Third quarter 2017 contract sales were $6.7 million, a decrease of $1.0 million, or 13 percent, from the third quarter of 2016. Segment financial results were $6.8 million, an increase of $2.2 million, or 49 percent, from the third quarter of 2016. Excluding the estimated impact of the change in the company’s financial reporting calendar, vacation ownership contract sales would have decreased 17 percent compared to the prior year period.
Share Repurchase Program and Dividends
During the third quarter of 2017, the company repurchased 695,885 shares of its common stock for $79 million, bringing the total amount returned to shareholders, including nearly $29 million of dividends, to nearly $112 million for the first three quarters of 2017.
Balance Sheet and Liquidity
On September 30, 2017, cash and cash equivalents totaled $440.1 million. Since the beginning of the year, real estate inventory balances increased $22.3 million to $730.5 million, including $390.4 million of finished goods, $2.0 million of work-in-progress, and $338.1 million of land and infrastructure. The company had $1.2 billion in debt outstanding at the end of the third quarter, an increase of $416.0 million from year-end 2016, consisting primarily of $895.4 million of debt related to our securitized notes receivable.
During the third quarter of 2017, the company completed the securitization of a pool of $360.8 million of vacation ownership notes receivable at a blended borrowing rate of 2.51 percent and an advance rate of 97 percent. In connection with the securitization, investors purchased in a private placement $350.0 million in vacation ownership loan backed notes.
During the third quarter of 2017, the company issued $230.0 million of 1.50% convertible senior notes due 2022. In connection with the offering of the convertible notes, the company also entered into privately-negotiated convertible hedge and warrant transactions. Taken together, the convertible note hedges and the warrants are generally expected to reduce the potential dilution to the company’s common stock (or, in the event the conversion is settled in cash, to reduce the company’s cash payment obligation) in the event that at the time of conversion the company’s stock price exceeds the conversion price under the convertible notes and to effectively increase the overall conversion price from $148.19 (or a conversion premium of 30 percent) to $176.68 per share (or a conversion premium of 55 percent).
As of September 30, 2017, the company had approximately $245.4 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit, and approximately $47.6 million of gross vacation ownership notes receivable eligible for securitization.

Marriott Vacations Worldwide Reports Third Quarter Financial Results / 5

Fiscal Year Change
The table below shows the number of days for each reporting period in 2017 and 2016:

	2017	2016
First Quarter	91 days	84 days
Second Quarter	91 days	84 days
Third Quarter	92 days	84 days
Fourth Quarter	92 days	112 days
Full Year	366 days	364 days
Full Year Impact of the Hurricanes
While many of the company’s properties and sales centers impacted by the Hurricanes were fully or partially open by the end of September, two properties and a sales center on St. Thomas remain closed and the company is not currently in a position to predict when they will reopen. Further, while some of the properties were fully or partially open, many of the operations will continue to ramp-up throughout the fourth quarter of 2017, and potentially into 2018. At this time, the company estimates the following impacts from the Hurricanes on its financial results as shown on page A-14 of the Financial Schedules.

	Third Quarter	Fourth Quarter	Full Year 2017
Net income	$4.5 million	$3.8 million	$8.3 million
Adjusted net income	$1.1 million	$2.0 million	$3.1 million
Adjusted EBITDA	$3.3 million	$3.6 million	$6.9 million
Contract sales	$11.9 million	$8.6 million	$20.5 million
Outlook (reflecting the adverse impact of the Hurricanes)
Pages A-1 through A-14 of the Financial Schedules reconcile the non-GAAP financial measures set forth below to the following full year 2017 expected GAAP results:

Net income	$146 million	to	$149 million
Fully diluted EPS	$5.26	to	$5.37
Net cash provided by operating activities	$120 million	to	$130 million
The company has updated its guidance for the full year 2017 for changes primarily related to the adverse impact of the Hurricanes as well as for changes in shares outstanding and to increase its adjusted free cash flow guidance.

	Current Guidance			Previous Guidance
Adjusted net income	$147 million	to	$150 million	$149 million	to	$155 million
Adjusted fully diluted EPS	$5.30	to	$5.41	$5.31	to	$5.52
Adjusted EBITDA	$278 million	to	$283 million	$282 million	to	$292 million
Adjusted free cash flow	$205 million	to	$225 million	$190 million	to	$210 million
Contract sales growth	10 percent	to	13 percent	12 percent	to	16 percent
Third Quarter 2017 Earnings Conference Call
The company will hold a conference call at 10:00 a.m. EDT today to discuss these results and the guidance for full year 2017. Participants may access the call by dialing 877-407-8289 or 201-689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.
An audio replay of the conference call will be available for seven days and can be accessed at 877-660-6853 or 201-612-7415 for international callers. The conference ID for the recording is 13669704. The webcast will also be available on the company’s website.
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Marriott Vacations Worldwide Reports Third Quarter Financial Results / 6

About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with over 65 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of November 2, 2017 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 3, 2017 1
TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Adjusted Net Income, Adjusted Earnings Per Share - Diluted, EBITDA and Adjusted EBITDA	A-2
North America Segment Financial Results	A-3
Asia Pacific Segment Financial Results	A-4
Europe Segment Financial Results	A-5
Corporate and Other Financial Results	A-6
Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)	A-7
North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)	A-8
2017 Outlook - Adjusted Net Income, Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Free Cash Flow	A-9
Non-GAAP Financial Measures	A-10
Consolidated Balance Sheets	A-12
Consolidated Statements of Cash Flows	A-13
Hurricane Impacts	A-14

1
Due to the change in the company’s financial reporting calendar beginning in 2017, the 2017 third quarter included the period from July 1, 2017 through September 30, 2017 (92 days) compared to the 2016 third quarter, which included the period from June 18, 2016 to September 9, 2016 (84 days), and the 2017 first three quarters included the period from December 31, 2016 through September 30, 2017 (274 days) compared to the 2016 first three quarters which included the period from January 2, 2016 to September 9, 2016 (252 days). Prior year results have not been restated for the change in fiscal calendar.

NOTE: When presenting contract sales performance on a comparable basis, we adjusted the prior year period to include contract sales from the same calendar days as the current year period.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
REVENUES
Sale of vacation ownership products	$180,522	$131,012	$543,687	$415,831
Resort management and other services	76,882	70,185	229,004	208,049
Financing	34,685	29,066	99,326	86,944
Rental	81,177	73,776	250,621	229,133
Cost reimbursements	113,724	97,598	348,091	303,973
TOTAL REVENUES	486,990	401,637	1,470,729	1,243,930
EXPENSES
Cost of vacation ownership products	42,826	34,779	131,589	104,149
Marketing and sales	100,527	79,017	305,217	236,348
Resort management and other services	44,696	39,825	130,349	123,695
Financing	5,062	4,581	12,528	11,782
Rental	71,048	60,970	211,643	191,658
General and administrative	26,666	22,151	83,739	72,871
Litigation settlement	2,033	—	2,216	(303)
Consumer financing interest	6,498	5,361	18,090	15,840
Royalty fee	15,220	14,624	47,597	42,007
Cost reimbursements	113,724	97,598	348,091	303,973
TOTAL EXPENSES	428,300	358,906	1,291,059	1,102,020
Gains and other income, net	6,977	454	6,752	11,129
Interest expense	(2,642)	(2,262)	(5,180)	(6,331)
Other	104	(75)	(365)	(4,528)
INCOME BEFORE INCOME TAXES	63,129	40,848	180,877	142,180
Provision for income taxes	(22,367)	(14,041)	(62,139)	(54,656)
NET INCOME	$40,762	$26,807	$118,738	$87,524

Earnings per share - Basic	$1.50	$0.99	$4.36	$3.10
Earnings per share - Diluted	$1.47	$0.97	$4.26	$3.05
Basic Shares	27,090	27,152	27,219	28,207
Diluted Shares	27,713	27,680	27,858	28,718
	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
Vacation ownership contract sales	$198,460	$169,831	$602,186	$489,317
NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars. We have reclassified certain prior year amounts to conform to our current period presentation. In addition, we reclassified certain revenues and expenses for the 2016 third quarter and 2016 first three quarters to correct immaterial presentation errors within the following lines: Resort management and other services revenues, Resort management and other services expenses and General and administrative expenses.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In thousands, except per share amounts)
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
Net income	$40,762	$26,807	$118,738	$87,524
Less certain items:
Acquisition costs	(56)	138	555	4,713
Variable compensation expense related to the impact of the Hurricanes	3,673	—	3,673	—
Operating results from the sold portion of the Surfers Paradise, Australia property	—	—	—	(275)
Litigation settlement	2,033	—	2,216	(303)
Gains and other income, net	(6,977)	(454)	(6,752)	(11,129)
Certain items before depreciation and provision for income taxes [1]	(1,327)	(316)	(308)	(6,994)
Depreciation on the sold portion of the Surfers Paradise, Australia property	—	—	—	469
Provision for income taxes on certain items	(459)	86	(845)	2,568
Adjusted net income **	$38,976	$26,577	$117,585	$83,567
Earnings per share - Diluted	$1.47	$0.97	$4.26	$3.05
Adjusted earnings per share - Diluted **	$1.41	$0.96	$4.22	$2.91
Diluted Shares	27,713	27,680	27,858	28,718
EBITDA AND ADJUSTED EBITDA
	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
Net income	$40,762	$26,807	$118,738	$87,524
Interest expense [2]	2,642	2,262	5,180	6,331
Tax provision	22,367	14,041	62,139	54,656
Depreciation and amortization	5,610	4,679	15,802	14,856
EBITDA **	71,381	47,789	201,859	163,367
Non-cash share-based compensation	3,898	3,139	12,349	9,995
Certain items before depreciation and provision for income taxes [1]	(1,327)	(316)	(308)	(6,994)
Adjusted EBITDA **	$73,952	$50,612	$213,900	$166,368

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1
Please see pages A-10 and A-11 for additional information regarding these items. The certain items adjustments for the Adjusted EBITDA reconciliations exclude depreciation and the provision for income taxes on certain items included in the Adjusted Net Income reconciliations.

2	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA SEGMENT
(In thousands)

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
REVENUES
Sale of vacation ownership products	$163,454	$116,184	$495,958	$373,341
Resort management and other services	68,236	62,956	206,830	182,665
Financing	32,854	27,438	93,812	81,699
Rental	69,458	63,387	224,588	201,524
Cost reimbursements	103,799	88,834	320,242	278,190
TOTAL REVENUES	437,801	358,799	1,341,430	1,117,419
EXPENSES
Cost of vacation ownership products	37,404	30,134	116,715	89,876
Marketing and sales	87,308	67,662	266,962	202,888
Resort management and other services	37,453	33,849	111,664	101,322
Rental	62,236	53,131	187,141	164,680
Litigation settlement	2,033	—	2,033	(303)
Royalty fee	1,956	2,813	7,684	6,753
Cost reimbursements	103,799	88,834	320,242	278,190
TOTAL EXPENSES	332,189	276,423	1,012,441	843,406
(Losses) gains and other (expense) income, net	(1,754)	(27)	(1,950)	12,297
Other	46	(55)	171	(4,068)
SEGMENT FINANCIAL RESULTS	$103,904	$82,294	$327,210	$282,242

SEGMENT FINANCIAL RESULTS	$103,904	$82,294	$327,210	$282,242
Less certain items:
Acquisition costs	1	123	28	4,260
Variable compensation expense related to the impact of the Hurricanes	1,754	—	1,754	—
Litigation settlement	2,033	—	2,033	(303)
Losses (gains) and other expense (income), net	1,754	27	1,950	(12,297)
Certain items	5,542	150	5,765	(8,340)
ADJUSTED SEGMENT FINANCIAL RESULTS **	$109,446	$82,444	$332,975	$273,902

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
Vacation ownership contract sales	$179,227	$150,964	$547,546	$436,214

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE: We have reclassified certain prior year amounts to conform to our current period presentation. In addition, we reclassified certain revenues and expenses for the 2016 third quarter and 2016 first three quarters to correct immaterial presentation errors within the following lines: Resort management and other services revenues, Resort management and other services expenses and General and administrative expenses. Further we have reclassified certain management and other services revenues between the North America and Asia Pacific segments.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ASIA PACIFIC SEGMENT
(In thousands)

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
REVENUES
Sale of vacation ownership products	$11,362	$10,010	$32,378	$26,645
Resort management and other services	1,022	816	3,055	8,594
Financing	1,122	918	3,350	2,906
Rental	2,733	2,324	9,115	12,773
Cost reimbursements	713	692	2,584	2,250
TOTAL REVENUES	16,952	14,760	50,482	53,168
EXPENSES
Cost of vacation ownership products	2,687	1,712	6,642	5,018
Marketing and sales	8,754	7,166	25,672	20,072
Resort management and other services	1,144	900	3,297	8,546
Rental	3,902	3,330	12,136	15,884
Royalty fee	225	239	674	564
Cost reimbursements	713	692	2,584	2,250
TOTAL EXPENSES	17,425	14,039	51,005	52,334
Gains (losses) and other income (expense), net	—	490	(20)	(1,008)
Other	1	(20)	(9)	(249)
SEGMENT FINANCIAL RESULTS	$(472)	$1,191	$(552)	$(423)

SEGMENT FINANCIAL RESULTS	$(472)	$1,191	$(552)	$(423)
Less certain items:
Acquisition costs	—	15	—	242
Operating results from the sold portion of the Surfers Paradise, Australia property	—	—	—	194
(Gains) losses and other (income) expense, net	—	(490)	20	1,008
Certain items	—	(475)	20	1,444
ADJUSTED SEGMENT FINANCIAL RESULTS **	$(472)	$716	$(532)	$1,021

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
Vacation ownership contract sales	$12,569	$11,169	$36,131	$31,049

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE: We have reclassified certain prior year amounts to conform to our current period presentation. In addition, we reclassified certain revenues and expenses for the 2016 third quarter and 2016 first three quarters to correct immaterial presentation errors within the following lines: Resort management and other services revenues and Resort management and other services expenses. Further we have reclassified certain management and other services revenues between the North America and Asia Pacific segments.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EUROPE SEGMENT
(In thousands)

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
REVENUES
Sale of vacation ownership products	$5,706	$4,818	$15,351	$15,845
Resort management and other services	7,624	6,413	19,119	16,790
Financing	709	710	2,164	2,339
Rental	8,986	8,065	16,918	14,836
Cost reimbursements	9,212	8,072	25,265	23,533
TOTAL REVENUES	32,237	28,078	78,817	73,343
EXPENSES
Cost of vacation ownership products	715	1,599	2,081	4,158
Marketing and sales	4,465	4,189	12,583	13,388
Resort management and other services	6,099	5,076	15,388	13,827
Rental	4,910	4,509	12,366	11,094
Royalty fee	70	97	195	264
Cost reimbursements	9,212	8,072	25,265	23,533
TOTAL EXPENSES	25,471	23,542	67,878	66,264
SEGMENT FINANCIAL RESULTS	$6,766	$4,536	$10,939	$7,079

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
Vacation ownership contract sales	$6,664	$7,698	$18,509	$22,054

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE: We have reclassified certain prior year amounts to conform to our current period presentation. In addition, we reclassified certain revenues and expenses for the 2016 third quarter and 2016 first three quarters to correct immaterial presentation errors within the following lines: Resort management and other services revenues and Resort management and other services expenses.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CORPORATE AND OTHER
(In thousands)

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
EXPENSES
Cost of vacation ownership products	$2,020	$1,334	$6,151	$5,097
Financing	5,062	4,581	12,528	11,782
General and administrative	26,666	22,151	83,739	72,871
Litigation settlement	—	—	183	—
Consumer financing interest	6,498	5,361	18,090	15,840
Royalty fee	12,969	11,475	39,044	34,426
TOTAL EXPENSES	53,215	44,902	159,735	140,016
Gains (losses) and other income (expense), net	8,731	(9)	8,722	(160)
Interest expense	(2,642)	(2,262)	(5,180)	(6,331)
Other	57	—	(527)	(211)
TOTAL FINANCIAL RESULTS	$(47,069)	$(47,173)	$(156,720)	$(146,718)

TOTAL FINANCIAL RESULTS	$(47,069)	$(47,173)	$(156,720)	$(146,718)
Less certain items:
Acquisition costs	(57)	—	527	211
Variable compensation expense related to the impact of the Hurricanes	1,919	—	1,919	—
Litigation settlement	—	—	183	—
(Gains) losses and other (income) expense, net	(8,731)	9	(8,722)	160
Certain items	(6,869)	9	(6,093)	371
ADJUSTED FINANCIAL RESULTS **	$(53,938)	$(47,164)	$(162,813)	$(146,347)

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE: We have reclassified certain prior year amounts to conform to our current period presentation. In addition, we reclassified certain revenues and expenses for the 2016 third quarter and 2016 first three quarters to correct immaterial presentation errors within the following lines: Resort management and other services revenues, Resort management and other services expenses and General and administrative expenses.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS
(In thousands)

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
Vacation ownership contract sales	$198,460	$169,831	$602,186	$489,317
Revenue recognition adjustments:
Reportability [1]	1,135	(18,994)	1,150	(17,029)
Sales reserve [2]	(11,740)	(13,872)	(38,597)	(33,447)
Other [3]	(7,333)	(5,953)	(21,052)	(23,010)
Sale of vacation ownership products	$180,522	$131,012	$543,687	$415,831

1	Adjustment for lack of required downpayment or contract sales in rescission period.
2	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
3	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.
MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN
(ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)
(In thousands)

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
Sale of vacation ownership products	$180,522	$131,012	$543,687	$415,831
Less:
Cost of vacation ownership products	42,826	34,779	131,589	104,149
Marketing and sales	100,527	79,017	305,217	236,348
Development margin	37,169	17,216	106,881	75,334
Revenue recognition reportability adjustment	(718)	12,369	(690)	11,043
Variable compensation expense related to the impact of the Hurricanes	1,754	—	1,754	—
Adjusted development margin **	$38,205	$29,585	$107,945	$86,377
Development margin percentage [1]	20.6%	13.1%	19.7%	18.1%
Adjusted development margin percentage	21.3%	19.7%	19.9%	20.0%

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS
(In thousands)

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
Vacation ownership contract sales	$179,227	$150,964	$547,546	$436,214
Revenue recognition adjustments:
Reportability [1]	1,446	(16,853)	1,887	(12,982)
Sales reserve [2]	(10,277)	(11,923)	(33,090)	(26,960)
Other [3]	(6,942)	(6,004)	(20,385)	(22,931)
Sale of vacation ownership products	$163,454	$116,184	$495,958	$373,341

1	Adjustment for lack of required downpayment or contract sales in rescission period.
2	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
3	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.
MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN
(ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)
(In thousands)

	Quarter Ended		Year to Date Ended
	September 30, 2017	September 9, 2016	September 30, 2017	September 9, 2016
	(92 days)	(84 days)	(274 days)	(252 days)
Sale of vacation ownership products	$163,454	$116,184	$495,958	$373,341
Less:
Cost of vacation ownership products	37,404	30,134	116,715	89,876
Marketing and sales	87,308	67,662	266,962	202,888
Development margin	38,742	18,388	112,281	80,577
Revenue recognition reportability adjustment	(971)	10,836	(1,260)	8,363
Variable compensation expense related to the impact of the Hurricanes	1,754	—	1,754	—
Adjusted development margin **	$39,525	$29,224	$112,775	$88,940
Development margin percentage [1]	23.7%	15.8%	22.6%	21.6%
Adjusted development margin percentage	24.4%	22.0%	22.8%	23.0%

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
2017 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Net income	$146	$149
Adjustments to reconcile Net income to Adjusted net income
Certain items [1]	13	13
Business interruption insurance proceeds [2]	(9)	(9)
Provision for income taxes on adjustments to net income	(3)	(3)
Adjusted net income **	$147	$150
Earnings per share - Diluted [3]	$5.26	$5.37
Adjusted earnings per share - Diluted **, 3	$5.30	$5.41
Diluted shares [3]	27.7	27.7

1
Certain items adjustment includes $7 million of variable compensation expense related to the impact of the Hurricanes, $2 million of Hurricane related insurance deductibles, $2 million of litigation settlements and $2 million of acquisition costs.

2	Includes net business interruption insurance proceeds associated with Hurricane Matthew.
3	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through November 2, 2017.

2017 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Net income	$146	$149
Interest expense [1]	10	10
Tax provision	80	82
Depreciation and amortization	22	22
EBITDA **	258	263
Non-cash share-based compensation	16	16
Certain items [2] and business interruption insurance proceeds [3]	4	4
Adjusted EBITDA **	$278	$283

1	Interest expense excludes consumer financing interest expense.
2
Certain items adjustment includes $7 million of variable compensation expense related to the impact of the Hurricanes, $2 million of Hurricane related insurance deductibles, $2 million of litigation settlements and $2 million of acquisition costs.

3	Includes net business interruption insurance proceeds associated with Hurricane Matthew.

2017 ADJUSTED FREE CASH FLOW OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Net cash provided by operating activities	$120	$130
Capital expenditures for property and equipment (excluding inventory):
New sales centers [1]	(8)	(7)
Other	(22)	(21)
Borrowings from securitization transactions	400	400
Repayment of debt related to securitizations	(302)	(297)
Free cash flow **	188	205
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility [2]	27	30
Increase in restricted cash	(10)	(10)
Adjusted free cash flow **	$205	$225

1	Represents the incremental investment in new sales centers.
2	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2016 and 2017 year ends.
**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Adjusted Net Income
We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the quarters and first three quarters ended September 30, 2017 and September 9, 2016 because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Certain items - Quarter and Three Quarters Ended September 30, 2017
In our Statement of Income for the quarter ended September 30, 2017, we recorded $1.3 million of net pre-tax items, which included $8.7 million in net insurance proceeds related to the settlement of business interruption insurance claims arising from Hurricane Matthew and a charge of $1.7 million associated with the estimated property damage insurance deductibles at several of our properties, primarily in Florida and the Caribbean, that were impacted by Hurricane Irma and Hurricane Maria (both of which were recorded in gains and other income), $3.7 million of variable compensation expense related to the impact of the Hurricanes, $2.0 million of litigation settlement expenses and a $0.1 million favorable true up of previously recorded acquisition costs.
In our Statement of Income for the first three quarters ended September 30, 2017, we recorded $0.3 million of net pre-tax items, which included $8.7 million in net insurance proceeds related to the settlement of business interruption insurance claims arising from Hurricane Matthew and a charge of $1.7 million associated with the estimated property damage insurance deductibles at several of our properties, primarily in Florida and the Caribbean, that were impacted by Hurricane Irma and Hurricane Maria (both of which were recorded in gains and other income), $3.7 million of variable compensation expense related to the impact of the Hurricanes, $2.2 million of litigation settlement expenses, $0.6 million of acquisition costs and $0.2 million of losses and other expense.
Certain items - Quarter and Three Quarters Ended September 9, 2016
In our Statement of Income for the quarter ended September 9, 2016, we recorded $0.3 million of net pre-tax items, which included $0.5 million of gains and other income and $0.1 million of acquisition costs.
In our Statement of Income for the three quarters ended September 9, 2016, we recorded $6.5 million of net pre-tax items, which included $11.1 million of gains and other income, $4.7 million of acquisition costs, a $0.3 million reversal of litigation settlement expense, and $0.2 million of losses (including $0.5 million of depreciation) from the operations of the property we acquired in Australia in 2015 that we sold in the second quarter of 2016.
Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income above, and excludes non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of organizational and separation related, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	(Unaudited) September 30, 2017	December 30, 2016
ASSETS
Cash and cash equivalents	$440,074	$147,102
Restricted cash (including $34,413 and $27,525 from VIEs, respectively)	61,701	66,000
Accounts and contracts receivable, net (including $5,702 and $4,865 from VIEs, respectively)	136,107	161,733
Vacation ownership notes receivable, net (including $875,237 and $717,543 from VIEs, respectively)	1,076,402	972,311
Inventory	735,072	712,536
Property and equipment	253,738	202,802
Other (including $13,153 and $0 from VIEs, respectively)	119,942	128,935
TOTAL ASSETS	$2,823,036	$2,391,419
LIABILITIES AND EQUITY
Accounts payable	$76,766	$124,439
Advance deposits	60,247	55,542
Accrued liabilities (including $739 and $584 from VIEs, respectively)	128,236	147,469
Deferred revenue	103,376	95,495
Payroll and benefits liability	97,080	95,516
Deferred compensation liability	72,803	62,874
Debt, net (including $906,701 and $738,362 from VIEs, respectively)	1,153,222	737,224
Other	12,789	15,873
Deferred taxes	169,295	149,168
TOTAL LIABILITIES	1,873,814	1,483,600
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 36,857,186 and 36,633,868 shares issued, respectively	369	366
Treasury stock — at cost; 10,363,139 and 9,643,562 shares, respectively	(689,134)	(606,631)
Additional paid-in capital	1,184,635	1,162,283
Accumulated other comprehensive income	17,156	5,460
Retained earnings	436,196	346,341
TOTAL EQUITY	949,222	907,819
TOTAL LIABILITIES AND EQUITY	$2,823,036	$2,391,419
The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year to Date Ended
	September 30, 2017	September 9, 2016
	(274 days)	(252 days)
OPERATING ACTIVITIES
Net income	$118,738	$87,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,802	14,856
Amortization of debt discount and issuance costs	5,783	3,784
Provision for loan losses	38,577	31,817
Share-based compensation	12,349	9,995
Loss (gain) on disposal of property and equipment, net	1,683	(11,129)
Deferred income taxes	20,769	21,823
Net change in assets and liabilities:
Accounts and contracts receivable	25,094	(2,824)
Notes receivable originations	(345,663)	(218,190)
Notes receivable collections	203,840	177,451
Inventory	27,112	(6,118)
Purchase of vacation ownership units for future transfer to inventory	(33,594)	—
Other assets	23,110	38,103
Accounts payable, advance deposits and accrued liabilities	(64,994)	(73,935)
Deferred revenue	7,121	26,832
Payroll and benefit liabilities	1,241	(20,898)
Deferred compensation liability	9,928	8,846
Other liabilities	(638)	1,190
Other, net	4,529	1,758
Net cash provided by operating activities	70,787	90,885
INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(21,167)	(22,445)
Purchase of company owned life insurance	(12,100)	—
Dispositions, net	17	68,525
Net cash (used in) provided by investing activities	(33,250)	46,080
FINANCING ACTIVITIES
Borrowings from securitization transactions	400,260	376,622
Repayment of debt related to securitization transactions	(231,921)	(254,510)
Borrowings from Revolving Corporate Credit Facility	87,500	85,000
Repayment of Revolving Corporate Credit Facility	(87,500)	(85,000)
Proceeds from issuance of Convertible Notes	230,000	—
Purchase of Convertible Note Hedges	(33,235)	—
Proceeds from issuance of Warrants	20,332	—
Debt issuance costs	(14,459)	(4,065)
Repurchase of common stock	(83,067)	(163,359)
Accelerated stock repurchase forward contract	—	(14,470)
Payment of dividends	(28,590)	(26,067)
Payment of withholding taxes on vesting of restricted stock units	(10,713)	(3,972)
Other, net	(502)	194
Net cash provided by (used in) financing activities	248,105	(89,627)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	3,031	(3,247)
Increase in cash, cash equivalents, and restricted cash	288,673	44,091
Cash, cash equivalents and restricted cash, beginning of period	213,102	248,512
Cash, cash equivalents and restricted cash, end of period	$501,775	$292,603

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In thousands, except per share amounts)
The information below in the column headed “Quarter and Year to Date Ended September 30, 2017” should be read in conjunction with our net income, adjusted net income, adjusted earnings per share - diluted, EBITDA and adjusted EBITDA results for such periods presented on pages A-1 and A-2 of these schedules, and provides our estimate of the amount by which the presented line items would have been increased or decreased had the Hurricanes not occurred. The information below in the column headed “Full Year Outlook 2017” should be read in conjunction with our outlook for net income, adjusted net income, adjusted earnings per share - diluted, EBITDA and adjusted EBITDA presented on page A-9 of these schedules, and provides our estimate of the amount by which our expectations for the presented line items have been increased or decreased due to the Hurricanes.

HURRICANE IMPACT ON ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED
	Quarter and Year to Date Ended September 30, 2017	Full Year Outlook 2017
Vacation ownership contract sales	$11,900	$20,500
REVENUES
Sale of vacation ownership products	$11,200	$19,300
Resort management and other services	900	2,200
Rental	1,800	4,000
TOTAL REVENUES	13,900	25,500
EXPENSES
Cost of vacation ownership products	2,600	4,500
Marketing and sales	3,500	5,900
Resort management and other services	200	500
Rental	400	800
Royalty fee	200	300
Variable compensation expense related to the impact of the Hurricanes	3,700	6,600
TOTAL EXPENSES	10,600	18,600
IMPACT BEFORE INCOME TAXES	3,300	6,900
Provision for income taxes [1]	(2,200)	(3,800)
Hurricane impact on adjusted net income	$1,100	$3,100

Hurricane impact on Adjusted Earnings per share - Diluted	$0.04	$0.11
Diluted shares	27,713	27,741

HURRICANE IMPACT ON NET INCOME, EBITDA AND ADJUSTED EBITDA
	Quarter and Year to Date Ended September 30, 2017	Full Year Outlook 2017
Adjusted net income	$1,100	$3,100
Add certain items:
Variable compensation expense related to the impact of the Hurricanes	3,700	6,600
Hurricane related insurance deductibles	1,700	1,700
Certain items before provision for income taxes	5,400	8,300
Provision for income taxes on certain items	(2,000)	(3,100)
Net income	4,500	8,300
Interest expense	—	—
Tax provision [1]	4,200	6,900
Depreciation and amortization	—	—
EBITDA	8,700	15,200
Certain items	(5,400)	(8,300)
Adjusted EBITDA	$3,300	$6,900

1	Includes employee disaster relief credits ($1 million and $1.2 million for the third quarter and full year, respectively).